UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39044	83-4066827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Blvd

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(203) 883-9490

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2021, SpringWorks Therapeutics, Inc. (the “Company” or “SpringWorks”) entered into Amendment No. 1 to that certain Clinical Trial Collaboration and Supply Agreement, dated as of June 25, 2019, between GlaxoSmithKline LLC (“GSK”) and SpringWorks Therapeutics, Inc. (the “Amendment”, and such agreement, as amended, the “Agreement”) to enable cohort expansion and additional sub-studies of nirogacestat, the Company’s investigational gamma secretase inhibitor, in combination with BLENREP (belantamab mafodotin-blmf), GSK’s antibody-drug conjugate targeting B-cell maturation agent (BCMA), in patients with relapsed or refractory multiple myeloma.

The Amendment follows encouraging preliminary data observed with the first combination dose level that evaluated (0.95 mg/kg Q3W BLENREP plus nirogacestat) in the exploration Phase 1 portion of the nirogacestat DREAMM-5 sub-study. This dose level has advanced to a randomized Phase 2 cohort expansion and is now enrolling additional patients to further explore its safety and efficacy profile compared to a 2.5 mg/kg Q3W BLENREP monotherapy control arm, which is the same as the FDA approved monotherapy dose and schedule of BLENREP. In parallel, additional dose levels and schedules of BLENREP plus nirogacestat continue to be evaluated in the Phase 1 portion of the study.

Pursuant to the Amendment, the parties plan to investigate new dosing regimens involving the combination of nirogacestat and BLENREP, in combination with standard-of-care multiple myeloma therapies, for relapsed and refractory multiple myeloma in additional sub-studies under the on-going Phase 1/2 DREAMM-5 platform study. Specifically, the two new sub-studies are designed to explore BLENREP plus nirogacestat in combination with lenalidomide plus dexamethasone and with pomalidomide plus dexamethasone, respectively. Data from these sub-studies may enable future clinical trials in earlier lines of multiple myeloma.

Pursuant to the terms of the Agreement, GSK is sponsoring and conducting the Phase 1/2 study to evaluate the safety, tolerability and preliminary efficacy of the combinations and is assuming all development costs associated with the study other than expenses related to the manufacturing of nirogacestat and certain expenses related to intellectual property rights. SpringWorks and GSK have formed a joint development committee to help manage and oversee the clinical study.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release announcing entry into the Amendment on October 27, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1†	Amendment No. 1 dated October 22, 2021, to the Clinical Trial Collaboration and Supply Agreement, dated as of June 25, 2019, between GlaxoSmithKline LLC and SpringWorks Therapeutics, Inc.

99.1	Press Release issued by SpringWorks Therapeutics, Inc. on October 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021	SpringWorks Therapeutics, Inc.

	By:	/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Chief Financial Officer